UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

On January 20, 2006, the Company entered into the Second Amendment to Second Amended and Restated Employment Agreement (“Amendment”) with Jon C. Biro, the Company’s Chief Financial Officer and Treasurer. The Amendment extends Mr. Biro’s employment agreement for an additional two-year term of employment, through January 28, 2008. The Amendment includes provisions for the increase in Mr. Biro’s annual base salary to $235,000 (from $230,000) effective November 1, 2005, and sets forth the fiscal year incentive compensation plan for Mr. Biro. The referenced base salary increase and incentive compensation plan were previously approved by the Compensation Committee of the Company’s Board of Directors and reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 22, 2005.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit  Description

10.1	Second Amendment to Second Amended and Restated Employment Agreement between ICO, Inc. and Jon Biro, dated January 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: January 20, 2006

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer & Treasurer